UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    Confidential, for use of the Commission Only
       (as permitted by Rule 14a-6(c)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss.240.14a-12

           TCC EQUIPMENT INCOME FUND, A CALIFORNIA LIMITED PARTNERSHIP
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a6(i)(4) and 0-11

       1)       Title of each class of securities to which transaction applies:
                Units of Limited Partner Interest

       2)       Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

       4)       Proposed maximum aggregate value of transaction:

       5)       Total fee paid:

[ ]    Fee previously paid with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

       1)       Amount Previously Paid:

       2)       Form, Schedule or Registration Statement No.:

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       4)       Date Filed:

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           TCC EQUIPMENT INCOME FUND, A CALIFORNIA LIMITED PARTNERSHIP
                        650 California Street, 16th Floor
                             San Francisco, CA 94108


Supplement dated March 14, 2005 to Proxy Statement dated January 20, 2005.

This Supplement forms a part of the Proxy Statement and should be read in conjunction with it.

On March 8, 2005, a lawsuit was filed in the United States District Court for the Northern District of California, captioned: Robert Lewis and City Partnerships Co., Plaintiffs v. Textainer Equipment Income Fund II, L.P.; Textainer Equipment Income Fund III, L.P.; Textainer Equipment Income Fund IV, L.P.; Textainer Equipment Income Fund V, L.P.; Textainer Equipment Income Fund VI, L.P.; Textainer Equipment Management Limited; Textainer Financial Services Corporation; Textainer Capital Corporation; Textainer Group Holdings Limited; John A. Maccarone; and RFH, LTD., Defendants, Case No. C 05 0969 MMC (the "complaint"). You will note that TCC Equipment Income Fund, A California Limited Partnership is not one of the defendants in the complaint. You are, however, being advised of the existence of this complaint.

The complaint refers to the proxy statements sent on or about January 20, 2005 in connection with the meetings of limited partners scheduled for March 21, 2005 for the funds which are defendants ("Fund Defendants"). The complaint alleges securities law violations, by material misstatements and omissions in the proxy statements, and also breaches of fiduciary duties by the General Partners. Plaintiffs claim that the proxy statements fail to disclose facts that suggest that the purchase prices the Fund Defendants are receiving from the Asset Sales are inadequate. The alleged omitted fact is that the prices of shipping containers have risen since the time that the terms of sale were initially agreed to in July 2004. The General Partners are also alleged to have had conflicts of interest and self dealing unfair to the Limited Partners in that they required that any purchaser retain one of the general partner entities as managing agent for those assets, thereby continuing to profit from the increased prices of shipping containers. The complaint further alleges that the buyer aided and abetted the General Partners in the breach of fiduciary duties.

The complaint seeks an injunction against proceeding with the Special Meeting, an injunction against engaging in the Asset Sale or in the alternative if the injunction is not granted, a rescission of the Asst Sale or damages in an unspecified amount.

The General Partners believe the complaint to be totally without merit and will defend it vigorously.